UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 14, 2008

Financial Security Assurance Holdings Ltd.

(Exact name of registrant as specified in its charter)

New York	1-12644	13-3261323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31 West 52nd Street, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 826-0100

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.              Results of Operations and Financial Condition.

(a)  On November 14, 2008, Financial Security Assurance Holdings Ltd. (the “Company”) issued a press release announcing its third quarter 2008 results (the “Press Release”) and posted the press release to its website, http://www.fsa.com.  A copy of the Press Release is furnished herewith as Exhibit 99.1.

The Press Release also announced that the Company was posting that date to its website its current Operating Supplement.  A copy of the Company’s Quarterly Operating Supplement for the quarter ended September 30, 2008 is furnished herewith as Exhibit 99.2.

Item 5.02.                                          Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)  On November 7, 2008, the Board of the Directors of the Company elected Alexandre Joly as a director of the Company.   Mr. Joly is Special Advisor to the Chief Executive Officer of Dexia S.A. (“Dexia”).  The Company is a subsidiary of Dexia, which is a publicly held Belgian corporation.

Item 8.01.              Other Events.

On November 14, 2008 the Company announced that, subject to relevant regulatory and other approvals, its parent Dexia and Assured Guaranty Ltd. (“Assured Guaranty”) have entered into an agreement for Assured Guaranty to acquire all of Dexia’s shares of the Company.

Item 9.01.              Financial Statements and Exhibits.

(d)  Exhibits.

No.	Exhibit
99.1	Financial Security Assurance Holdings Ltd. press release dated November 14, 2008.

99.2	Financial Security Assurance Holdings Ltd. Quarterly Operating Supplement for the quarter ended September 30, 2008.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL SECURITY ASSURANCE
HOLDINGS LTD.

Date: November 14, 2008	By:	/s/ Bruce E. Stern
Name: Bruce E. Stern
Title: General Counsel and Managing Director

EXHIBIT INDEX

No.	Exhibit
99.1	Financial Security Assurance Holdings Ltd. press release dated November 13, 2008.

99.2	Financial Security Assurance Holdings Ltd. Quarterly Operating Supplement for the quarter ended September 30, 2008.